2014 Proxy Results
A Special Meeting of the Members was held on January 21, 2014, as reconvened on February 21, 2014, to consider the proposals described below. Each proposal was approved. The results of the voting at the Special Meeting are as follows:

1. Approval of the election of eight nominees to the Board of Managers of the Fund.
Hatteras GPEP Fund II, LLC
			Votes Against	Votes Withheld
Managers	Votes For
David B. Perkins	100%	None	-%
H. Alexander Holmes	100%	None	-%
Steve E. Moss		100%	None	-%
Gregory S. Sellers	100%	None	-%
Joseph E. Breslin	100%	None	-%
Thomas Mann		100%	None	-%
Peter M. Budko		100%	None	-%

2. Approval of the Investment Advisory Agreement between the Fund and Hatteras Funds, LLC.
Hatteras GPEP Fund II, LLC
			% of Outstanding Shares	% of Shares Voted
		No. of Shares
Affirmative		57,615	54.19%	100%
Against			-	-%	-%
Abstain			-	-%	-%
Total			57,615	54.19%	100.00%

3. Approval of the Investment Sub-Advisory Agreement among the Fund, Hatteras Funds, LLC and the Sub-Advisor.
Hatteras GPEP Fund II, LLC
			% of Outstanding Shares	% of Shares Voted
		No. of Shares
Affirmative		57,615	54.19%	100%
Against			-	-%	-%
Abstain			-	-%	-%
Total			57,615	54.19%	100.00%







4. Approval of the transfer of the Adviser's incentive allocation account to Hatteras Funds, LLC.
Hatteras GPEP Fund II, LLC
			% of Outstanding Shares	% of Shares Voted
		No. of Shares
Affirmative		57,615	54.19%	100%
Against			-	-%	-%
Abstain			-	-%	-%
Total			57,615	54.19%	100.00%